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                                                    EXHIBIT 10.8

                               SUN COMPANY, INC.
                          SAVINGS RESTORATION PLAN II


                             Amendment No. 1994-1
                             --------------------



1. The last sentence of Section IV.1 of the Plan is amended to read as follows:

     "Notwithstanding the foregoing, an election made by a participant under this Plan will be void if made after the beginning of the calendar year to which the election relates or the participant reduces his Basic Pre-Tax Contributions or Basic Post-Tax Contributions (as these terms are defined in SunCAP) during the calendar year to which the election relates."


2.   This Amendment No. 1994-1 to the Plan is effective January 1, 1994.